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                                                                    EXHIBIT 23.1





                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Administaff, Inc. Nonqualified Stock Option Plan, Administaff, Inc. 1997 Employee Stock Purchase Plan and the Administaff, Inc. 1997 Incentive Plan of our report dated February 8, 2000, with respect to the consolidated financial statements of Administaff, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.





                                                     ERNST & YOUNG LLP


Houston, Texas
March 10, 2000